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

                               NEON COMMUNICATIONS
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                  EXHIBIT 12.1


                                                          1996        1997         1998            1999         2000
                                                      ------------ ------------ ------------- ------------- -------------
EARNINGS
     ADD:
       PRETAX INCOME FROM CONTINUING OPERATIONS       (1,045,984)  (2,301,226)  (12,776,191)  (27,529,768)  (41,811,501)
       FIXED CHARGES                                      268,086      309,082    10,546,132    24,733,119    25,445,659
       AMORTIZATION OF CAPITALIZED INTEREST                     -        4,814        4,628       170,699       343,824
                                                                -            -
                                                      ------------ ------------ ------------- ------------- -------------
                                                        (777,898)  (1,987,330)   (2,225,431)   (2,625,950)  (16,022,018)
    SUBTRACT:
       INTEREST CAPITALIZED                               180,501      142,457     1,543,520     3,095,000     3,830,000
       PREFERENCE SECURITY DIVIDEND REQUIREMENTS                -            -
       MINORITY INTEREST IN PRE-TAX INCOME OF SUBS
         THAT HAVE NOT INCURRED FIXED CHARGES             248,119      994,000     1,026,001             -
                                                      ------------ ------------ ------------- ------------- -------------
                                                          428,620    1,136,457     2,569,521     3,095,000     3,830,000
                                            DOLLARS    (1,206,518)  (3,123,787)   (4,794,952)   (5,720,950)  (19,852,018)
                                TOTAL FIXED CHARGES       268,086      309,082    10,546,132    24,733,119    25,445,659
                 RATIO OF EARNINGS TO FIXED CHARGES         -4.50       -10.11         -0.45         -0.23         -0.78
       DEFICENCY                                        1,474,604    3,432,869    15,341,084    30,454,069    45,297,677
